UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 29, 2013

Monster Beverage Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-18761	39-1679918
(Commission File Number)	(IRS Employer Identification No.)

550 Monica Circle Suite 201

Corona, California 92880

(Address of principal executive offices and zip code)

(951) 739 - 6200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 29, 2013, the Board of Directors (the “Board”) of Monster Beverage Corporation (the “Company”) adopted the Second Amended and Restated Bylaws of the Company (the “Amended and Restated Bylaws”).  The Amended and Restated Bylaws were effective upon approval by the Board. The Amended and Restated Bylaws were adopted to implement the following primary changes:

•                 Forum of Adjudication for Disputes.   A new Article VIII was added to the Company’s Amended and Restated Bylaws which provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (d) any action asserting a claim governed by the internal affairs doctrine. This article further provides that any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Company is deemed to have notice of and consented to the foregoing provision.

•                 Notice of Stockholder Business and Nominations.   The provision of the Company’s Amended and Restated Bylaws regarding advance notice of stockholder business and nominations (Article I, Section 14) was amended to require, in addition to the preexisting requirements, disclosure of (a) agreements of the proposing stockholder and certain related parties in connection with the proposed nomination or proposal of other business, (b) agreements relating to any derivative or short positions, hedging transactions and other similar positions of such stockholder and related parties and (c) any other information relating to such stockholder or related parties required to be included in a proxy statement, in each case in order to promote full disclosure of the proposing stockholder’s economic interests in the Company. The advance notice provision was also amended to require the proposing stockholder to update the information provided as of the applicable record date.

The Amended and Restated Bylaws also include non-substantive changes and other technical changes intended to update or clarify certain provisions.

The foregoing description is only a summary of certain changes made to the Company’s Bylaws and is qualified in its entirety by reference to the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 3.1 Second Amended and Restated Bylaws of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monster Beverage Corporation

Date: August 2, 2013	/s/ Hilton H. Schlosberg
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Hilton H. Schlosberg
Vice Chairman of the Board of Directors,
President and Chief Financial Officer